CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Tax-Free Trust
Evergreen Investment Trust

We consent to the use of our report dated October 10, 1997 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the Prospectus.


                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP

Boston, Massachusetts
December 29, 1997